SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2004

POLYMEDICA CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	0-19842	04-3033368

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts 01801

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 27, 2004, the registrant issued a press release announcing that Patrick T. Ryan had been hired as its President and Chief Executive Officer and would be appointed to its Board of Directors. Effective September 27, 2004, the registrant has entered into employment and retention agreements with Mr. Ryan, each of which are attached to this report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference into this report.

Item 1.02. Termination of a Material Definitive Agreement

As a result of the registrant’s hiring of Mr. Ryan and the resignation of Samuel L. Shanaman from the position of Chief Executive Officer, Mr. Shanaman’s employment agreement with the registrant, dated June 14, 2004 and which was filed with the registrant’s annual report on Form 10-K for the fiscal year ended March 31, 2004, terminated effective September 27, 2004. Mr. Shanaman will remain Chairman of the registrant’s Board of Directors and an employee of the registrant for transition purposes. Mr. Shanaman’s retention agreement with the registrant, dated June 14, 2004 and which was filed with the registrant’s annual report on Form 10-K for the fiscal year ended March 31, 2004, remains in effect.

Item 5.02. Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

As described above, effective September 27, 2004, Mr. Ryan was appointed to the position of Chief Executive Officer and President of the registrant, and, effective September 28, 2004, Mr. Ryan was appointed as a Class III member of the registrant’s Board of Directors. Mr. Ryan has not been appointed to any committees of the registrant’s Board of Directors. Mr. Ryan’s employment and retention agreements are attached to this report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

Mr. Shanaman resigned from the position of Chief Executive Officer of the registrant effective September 27, 2004 and will remain Chairman of the registrant’s Board of Directors. Mr. Shanaman will continue as an employee of the registrant to assist with transitional issues.

Effective September 27, 2004, Mr. Stephen C. Farrell was appointed to the position of Senior Vice President and Chief Operating Officer of the registrant. Mr. Farrell will also continue to serve as President of Liberty Healthcare Group, Inc., the registrant’s principal operating subsidiary. Previously, Mr. Farrell held the position of Senior Vice President of the registrant. Mr. Farrell’s employment and retention agreements, including all amendments thereto, have been filed by the registrant with its previous quarterly and annual reports on Forms 10-Q and 10-K, respectively, and as of the date hereof have not been amended in connection with the above-referenced appointment.

Patrick T. Ryan, 46, has been in the healthcare field since 1980 and has experience in operations, strategic development, service, sales and finance. From 2000 to 2004, Mr. Ryan served as Chairman and Chief Executive Officer of Physicians Dialysis, Inc., the nation’s sixth largest dialysis provider. From 1996 to 1998, Mr. Ryan served as the President and Chief Executive Officer of Principalcare, Inc., a physician practice management company specializing in women’s healthcare. Mr. Ryan is currently a board member of Respiratory Solutions, Inc., OnCure Medical Corp. and Navix Medical. Mr. Ryan holds a BA in Political Science and Sociology from the University of Rochester.

Stephen C. Farrell, 39, joined the registrant in 1999 as Treasurer and became Chief Financial Officer in 2001. In January 2004, Farrell was named president of Liberty Healthcare Group, Inc., the registrant’s principal operating subsidiary. Mr. Farrell is a Certified Public Accountant, a graduate of Harvard College,

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and holds an M.B.A. from the University of Virginia.

Item 8.01. Other Events.

On September 27, 2004, the registrant issued a press release, attached to this report as Exhibit 99.1, announcing that its facilities in Port St. Lucie, Florida had suffered damage from Hurricane Jeanne and which further estimated the direct and indirect recovery costs attributable to the storm and provided revised earnings guidance for the quarter ending September 30, 2004.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

10.1	Employment Agreement, dated September 27, 2004, between Patrick T. Ryan and PolyMedica Corporation.

10.2	Retention Agreement, dated September 27, 2004, between Patrick T. Ryan and PolyMedica Corporation.

99.1	Press Release dated September 27, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2004	POLYMEDICA CORPORATION
	By:	/s/Fred H. Croninger, III

Fred H. Croninger, III Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated September 27, 2004, between Patrick T. Ryan and PolyMedica Corporation.
10.2	Retention Agreement, dated September 27, 2004, between Patrick T. Ryan and PolyMedica Corporation.
99.1	Press Release dated September 27, 2004.

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